NON-QUALIFIED STOCK OPTION AGREEMENT

Claude Rappaport

This Non-qualified Stock Option Agreement (the "Agreement") is made the 20th day of July, 2000, between LSB Industries, Inc., a Delaware corporation (the "Company"), and Claude Rappaport (the "Participant"). In consideration of the mutual covenants and conditions set forth in this Agreement and for good and valuable consideration, the Company and the Participant agree as follows.

1. Recitations. The Participant is a former employee and President of the Company's automotive businesses, prior to the sale of such businesses on May 4, 2000. As part of Mr. Rappaport's termination of employment with the Company, the Company desires to provide the Participant the opportunity to purchase certain shares of the Company's common stock, par value $.10 per share ("Common Stock"), pursuant to this Non-Qualified Stock Option Agreement.

2. Grant of Option. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Participant the right, privilege and option to purchase eighty thousand (80,000) shares of the Company's Common Stock (the "Option"). The purchase price for each share to be purchased under the Option is $4.538 (the "Exercise Price"). The Exercise Price represents 100% (or more) of the Fair Market Value (as defined herein) of the Common Stock at the close of the business on the date of this Agreement. The Option is not an "incentive stock option" as such term is defined under 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3. Exercise of Option. The Option may be exercised at any time prior to the seventh anniversary of the date of grant, July 20, 2000.

4. Method of Exercise and Payment of Exercise Price.

4.1 Exercise Notice. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice (an "Exercise Notice") delivered to the Company at its principal place of business setting forth the exact number of shares under the Option that the Participant is purchasing, which may not exceed the number of shares that the Participant is eligible to purchase under this Agreement at the time of such purchase. The Exercise Notice must be accompanied by the payment to the Company of (a) the full Exercise Price for the number of shares Participant desires to purchase and (b) all withholding taxes pursuant to paragraph 4.3. The Participant agrees to comply with such other reasonable requirements as the Board of Directors of the Company may establish.

4.2 Payment of Exercise Price. The Participant may pay the Exercise Price in (a) cash or by check, draft, money order, or wire transfer, in each case payable to the order of the Company, (b) in whole shares of Common Stock which are already owned by the Participant, or (c) partly in cash and partly in such shares. The Company will not be required to deliver certificates for shares to be acquired under the Option until the Company has confirmed the receipt of good and valuable funds in payment of the Exercise Price. Payments in the form of shares (x) will be valued at the Fair Market Value (as defined herein) on the date of exercise, and (y) will be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances, with signature guaranteed by a bank or investment banking firm.

4.3 Payment of Withholding Taxes. No exercise of the Option may be effected until the Company receives full payment for any required state and federal withholding taxes. Payment for withholding taxes will be made in cash or by check, draft, money order, or wire transfer, unless the Board of Directors of the Company otherwise provides. The foregoing sentence does not require payment of withholding taxes at the time of exercise if payment of such taxes is deferred pursuant to any provision of the Code, and actions satisfactory to the Company are taken to reasonably insure payment of withholding taxes when due. The obligations of the Company under the Plan are conditioned upon such payment or arrangements and the Participant agrees that the Company may deduct any such taxes from any payment of any kind otherwise due to the Participant from the Company to the extent permitted by law.

4.4 Delivery of Shares. Subject to the terms and conditions of this Agreement, the Company will deliver the shares acquired upon the exercise of the Option within a reasonable period of time after the Company receives the Exercise Notice and the correct Exercise Price. Notwithstanding the foregoing, if any law or regulation requires the Company to take any action with respect to the shares specified in such written notice before the issuance of such shares, then the date of delivery of such shares shall be extended for the period necessary to take such action.

5. Termination of Option. This Agreement and the Option, to the extent not theretofore exercised, will terminate immediately and become null and void upon the earlier of the following to occur:

(a) the seventh anniversary of the date of this Agreement; and

(b) the Participant's surrender to the Company for cancellation of this Agreement and the Option granted herein.

6. Limited Transferability of Options. The Option may, in connection with the Participant's estate plan, be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and will be set forth in such documents issued to the assignee as the Board of Directors may deem appropriate. The Participant may also designate one or more persons as the beneficiary or beneficiaries of the Option, and the Option will, in accordance with such designation, be automatically transferred to such beneficiary or beneficiaries upon the Participant's death. Such beneficiary or beneficiaries will take the Option subject to all the terms and conditions of this Agreement. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions of this paragraph or the Plan, and the levy of any execution, attachment or similar process upon the Option, will be null and void and without effect.

 7. Rights as Stockholder. Participant shall have no right as a stockholder with respect to any shares covered by the Option until the exercise of the Option and the issuance of a stock certificate in accordance with this Agreement. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8. Stock Dividends, Reorganizations. If and to the extent the number of issued shares of Common Stock of the Company shall be increased or reduced resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares of Common Stock of the Company effected without receipt of consideration by the Company, the number of shares of Common Stock subject to the Option and the Exercise Price will be proportionately adjusted in accordance with the terms and conditions of the Plan. The grant of the Option will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

9. Compliance with Law and Approval of Regulatory Bodies. Notwithstanding anything in this Agreement to the contrary, no shares will be issued, or, in the case of treasury shares transferred, upon exercise of the Option, except in compliance with all applicable Federal and State laws, rules and regulations (including, but not limited to the Federal and State securities laws, rules and regulations) and in compliance with rules of stock exchanges on which the Company's Common Stock may be listed. Notwithstanding anything in this Agreement to the contrary, no shares will be issued, or, in the case of treasury shares transferred, upon exercise of the Option until the Company has obtain such consent or approval from any and all regulatory bodies, Federal or State, and such stock exchanges having jurisdiction over such matters as the Board of Directors of the Company may deem advisable.

10. Additional Provisions.

10.1 Amendments. The Board of Directors of the Company may at any time, and from time to time, amend or modify any of the provisions of the Plan, and may at any time suspend or terminate the Plan. This Agreement may be amended from time to time by the Board of Directors of the Company, but no amendment which in any material respect impairs the rights of the Participant under this Agreement will be effective as to the Participant unless all of the parties hereto agree in writing.

10.2 Interpretation. The Board of Directors of the Company will construe and interpret the terms and provisions of this Agreement, which construction and interpretation, shall be binding and conclusive upon all parties hereto.

10.3 Investment Intent. The Participant represents and warrants that all shares acquired under this Agreement will be acquired for the Participant's own account and for the purpose of investment and not with a view to the sale or distribution thereof, except for sales pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or pursuant to an exemption from registration under the Act. The Participant understands that the shares of Common Stock covered by this Agreement have not been as of the date hereof, and may be at the time that such are purchased, registered under the Act (the Company being under no obligation to effect such registration) and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration. The Participant further understands that the exemption from registration afforded by Rule 144 under the Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sale of such shares only in limited amounts.

10.4 Accredited Investor. The Participant represents and warrants that he has a net worth in excess of $1,000,000 and is an accredited investor (as such term is defined in Rule 501 of Regulation D promulgated under the Act).

10.5 Sales of Shares. The Participant represents, covenants, and agrees that he will not sell or otherwise dispose of the shares acquired under this Agreement in the absence of (a) an effective registration statement under the Act, (b) an opinion acceptable in form and substance to the Company from Participant's counsel satisfactory to the Company, or an opinion of counsel to the Company, to the effect that no registration is required for such disposition, or (c) a "no-action" letter from the staff of the Securities & Exchange Commission ("SEC") to the effect that such a disposition takes place without registration.

10.6 Legend. The certificates representing shares covered by this Agreement will upon issuance thereof have stamped or imprinted thereon or affixed thereto a legend to the following effect:

The registered holder hereof has acquired the shares represented by this certificate for investment and not for resale in connection with a distribution thereof. Accordingly, such shares have not been registered under the Securities Act of 1933 and may not be sold, transferred or otherwise disposed of except pursuant to a currently effective registration statement under said Act or otherwise in a transaction exempt from the provisions of Section 5 of said Act.

10.7 Definitions

10.7.1 Subsidiary. For the purposes of this Agreement, the term "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain own stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or the other corporations in such chain.

10.7.2 Fair Market Value. For the purposes of this Agreement, the term "Fair Market Value" means, with respect to the Shares, the fair market value of such Shares determined by such methods or procedures as may be established from time to time by the Board. Unless otherwise determined by the Board, "Fair Market Value" will mean the closing price of a Share on the principal national securities exchange on which the Shares are listed on the day on which such value is to be determined, as reported in the composite quotations for securities traded on such exchange provided by the National Association of Securities Dealers or successor national quotation service. If no such quotations are available for the day in question, "Fair Market Value" shall be determined by reference to the appropriate prices are reported.

10.8 Governing Law. This Agreement will be construed pursuant to the laws of the State of Delaware.

10.9 Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed the day and year first above written.

                                                                LSB INDUSTRIES, INC.

                                                                By: _________________________________
                                                                    Jack E. Golsen, President
                                                                    (the "Company")

                                                                    ____________________________________
                                                                    Claude Rappaport
                                                                    (the "Participant")